Exhibit 5.3

June 26, 2014

OneBeacon U.S. Holdings Trusts I-III
c/o OneBeacon U.S. Holdings, Inc.
One Beacon Street
Boston, Massachusetts 02108-3100

Re:	OneBeacon U.S. Holdings Trust I, OneBeacon U.S. Holdings Trust II, and OneBeacon U.S. Holdings Trust III

Ladies and Gentlemen:

We have acted as special Delaware counsel for OneBeacon U.S. Holdings, Inc., a Delaware corporation (the “Company”), and OneBeacon U.S. Holdings Trust I, OneBeacon U.S. Holdings Trust II, OneBeacon U.S. Holdings Trust III, each a Delaware statutory trust (each, a “Trust” and collectively, the “Trusts”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a)
The Declaration of Trust of each Trust, each dated as of June 27, 2008, and each as amended by Amendment No. 1 thereto, dated as of May 25, 2011, and further amended by Amendment No. 2 thereto, dated as of June 24, 2014, each among the Company and the trustees of the Trust named therein;

(b)
A form of Amended and Restated Declaration of Trust for each Trust (including Exhibits A, B and C thereto) (collectively, the “Trust Agreements”), to be entered into by and among the Company, as depositor, the trustees of the Trust named therein, and the holders, from time to time, of the undivided beneficial interests in the assets of such Trust;

OneBeacon U.S. Holdings Trusts I-III
June 26, 2014

(c)
The Registration Statement (the “Registration Statement”) on Form S-3, including a preliminary prospectus with respect to each Trust (the “Prospectus”), filed by the Trusts, the Company and others with the Securities and Exchange Commission (the “Commission”) on June 26, 2014, relating to the preferred securities of each Trust, representing undivided beneficial interests in the assets of each Trust (each, a “Preferred Security” and collectively, the “Preferred Securities”);

(d)
A certified copy of the Certificate of Trust for each Trust, each as filed with the Office of the Secretary of State of Delaware (the “Secretary of State”) on June 27, 2008, (each, a “Certificate of Trust,” and collectively, the “Certificates of Trust”); and

(e)	A long form Certificate of Good Standing for each Trust, each dated June 26, 2014, obtained from the Secretary of State.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreements.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (e) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (e) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

For purposes of this opinion, we have assumed (i) that each Trust Agreement will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of each Trust, that the Certificates of Trust are in full force and effect and have not been amended and that the Trust Agreements will be in full force and effect and will be executed in substantially the forms reviewed by us, (ii) except to the extent provided in paragraph 1 below, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of said document prior to its amendment or restatement from time to time, (vii) the receipt by each Person to whom Preferred Securities are to be issued by the Trusts (collectively, the “Preferred Security Holders”) of a Preferred Security Certificate for such Preferred Security and the payment for the Preferred Security acquired by it, in accordance with the Trust Agreements and the Registration Statement, and (viii) that the Preferred Securities are issued and sold to the Preferred Security Holders in accordance with the Trust Agreements and the Registration Statement. We have not participated in the preparation of the Registration Statement or Prospectus and assume no responsibility for their contents.

OneBeacon U.S. Holdings Trusts I-III
June 26, 2014

This opinion is limited to the laws of the State of Delaware (excluding the insurance, tax and securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.   Each Trust has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq.

2.  The Preferred Securities of each Trust will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of their respective Trust.

3.  The Preferred Security Holders, as beneficial owners of the Trusts, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Preferred Security Holders may be obligated to make payments as set forth in the Trust Agreements.

OneBeacon U.S. Holdings Trusts I-III
June 26, 2014

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and we hereby consent to the reference to us as local counsel under the headings “Legal Matters” in the Prospectus. In addition, we consent to Cravath, Swain & Moore LLP’s reliance as to matters of Delaware law upon this opinion in connection with the rendering of its opinion of even date herewith concerning the Trusts. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

DKD/CYG